    As filed with the Securities and Exchange Commission on January 5, 2000
                                                          REGISTRATION NO. 333-
===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               -----------------
                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                               -----------------
                             POST PROPERTIES, INC.
                           POST APARTMENT HOMES, L.P.
             (Exact name of registrant as specified in its charter)

               GEORGIA                                    58-1550675

               GEORGIA                                    58-2053632
   (State or other jurisdiction of                     (I.R.S. Employer
   incorporation or organization)                     Identification No.)

    ONE RIVERSIDE, 4401 NORTHSIDE PARKWAY, SUITE 800, ATLANTA, GEORGIA 30327 (Address, including zip code, of registrant's principal executive offices)

     POST PROPERTIES, INC. AMENDED AND RESTATED DEFERRED COMPENSATION PLAN
                 FOR DIRECTORS AND EXECUTIVE COMMITTEE MEMBERS
                              (Full title of plan)

                                 JOHN T. GLOVER
                                   PRESIDENT
                             POST PROPERTIES, INC.
                                 ONE RIVERSIDE
                             4401 NORTHSIDE PARKWAY
                                   SUITE 800
                             ATLANTA, GEORGIA 30327
                    (Name and address of agent for service)

                                 (404) 846-5000
         (Telephone number, including area code, of agent for service)

                                   COPIES TO:

                               JOHN J. KELLEY III
                                KING & SPALDING
                              191 PEACHTREE STREET
                          ATLANTA, GEORGIA 30303-1763
                                 (404) 572-4600

                        CALCULATION OF REGISTRATION FEE

--------------------------------- ----------------- ----------------------- -------------------- -------------------

                                                           Proposed               Proposed
           Title of                    Amount               Maximum                Maximum            Amount of
         Securities to                  to be           Offering Price            Aggregate         Registration
         be Registered               Registered         Per Obligation         Offering Price            Fee
--------------------------------- ----------------- ----------------------- -------------------- -------------------

Deferred Compensation
Obligations (1).............        $10,000,000              100%             $10,000,000(2)            $2,640

--------------------------------- ----------------- ----------------------- -------------------- -------------------

(1) The Deferred Compensation Obligations are unsecured obligations of Post Properties, Inc. and Post Apartment Homes, L.P. to pay deferred compensation in the future in accordance with the terms of the Post Properties, Inc. Amended and Restated Deferred Compensation Plan for Directors and Executive Committee Members.

(2)  Estimated solely for the purpose of determining the registration fee.
===============================================================================

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents have been previously filed by Post Properties, Inc. ("Post") and Post Apartment Homes, L.P. (the "Operating Partnership") with the Securities and Exchange Commission and are hereby incorporated by reference into this Registration Statement as of their respective dates:

         (a)   Annual Report on Form 10-K for the year ended December 31, 1998;
               and

         (b) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999, June 30, 1999 and September 30, 1999.

         All documents filed by Post and the Operating Partnership pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereunder have been sold or that deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

         Under the Post Properties, Inc. Amended and Restated Deferred Compensation Plan for Directors and Executive Committee Members (the "Plan"), Post will provide (1) each of the members of Post's board of directors the opportunity to agree to the deferral of all or portion of the meeting fees and/or any other fees payable to such director for services as a member of the board of directors and (2) each employee of Post, the Operating Partnership or certain other affiliates of Post who is a member of Post's Executive Committee the opportunity to agree to the deferral of all or a portion of his or her salary and/or annual bonus. The obligations of Post under such agreements (the "Obligations") will be unsecured general obligations of Post to pay the deferred compensation in the future in accordance with the terms of the Plan, and will rank pari passu with other unsecured and unsubordinated indebtedness of Post from time to time outstanding. However, the right of Post, and therefore the right of creditors of Post (including participants in the Plan), to participate in the distribution of the assets of any subsidiary or affiliate of Post (including the Operating Partnership) upon its liquidation or reorganization or otherwise is necessarily subject to the claims of creditors of the subsidiary or affiliate, except to the extent that claims of Post itself as a creditor of the subsidiary or affiliate may be recognized. To the extent compensation deferred by a qualifying employee is payable to such employee by the Operating Partnership or another affiliate of Post, Post will direct the Operating Partnership or such other affiliate to defer payment of such compensation in accordance with the Plan and the Obligations arising from such deferred compensation shall also be unsecured general obligations of the Operating Partnership or other affiliate of Post, as applicable.

         The amount of compensation to be deferred by each participating director or employee (each a "Participant") will be determined in accordance with the Plan based on elections by each Participant. Each Obligation will be payable on a date selected by each Participant in accordance with the terms of the Plan. The Obligations will be indexed to one or more benchmark return options (the "Benchmark Return Options") individually chosen by each Participant from a list of investment alternatives. Each Participant's Obligation will be adjusted to reflect the investment experience, whether positive or negative, of the selected Benchmark Return Options, including any appreciation or depreciation. The Obligations will be denominated and be payable in United States dollars.

         A Participant's right or the right of a Participant's beneficiary, if any, to the Obligations cannot be alienated, assigned, commuted or otherwise encumbered.

         The Obligations are not subject to redemption, in whole or in part, prior to the individual payment dates specified by each Participant, at the option of Post or through operation of a mandatory or optional sinking fund or analogous provision. However, Post reserves the right to amend or terminate the Plan at any time, provided the balance credited to each Participant's account immediately after any such amendment or termination shall be no less than the balance credited to each such account immediately before such amendment or termination and no amendment or termination shall adversely affect the right of a Participant or his or her beneficiary, if any, to the distribution of the balance of such Participant's deferred account.

         The Obligations are not convertible into another security of Post. The Obligations will not have the benefit of a negative pledge or any other affirmative or negative covenant on the part of Post. No trustee has been appointed having the authority to take action with respect to the Obligations and each Participant will be responsible for acting independently with respect to, among other things, the giving of notices, responding to any requests for consents, waivers or amendments pertaining to the Obligations, enforcing covenants and taking action upon default.

ITEM 5.INTEREST OF NAMED EXPERTS AND COUNSEL.

         Inapplicable.

ITEM 6.INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Part 5 of Article 8 of the Georgia Business Corporation Code states:

14-2-850.   Part definitions.

As used in this part, the term:

      (1) "Corporation" includes any domestic or foreign predecessor entity of a corporation in a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

      (2) "Director" or "officer" means an individual who is or was a director or officer, respectively, of a corporation or who, while a director or officer of the corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee, or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan, or other entity. A director or officer is considered to be serving an employee benefit plan at the corporation's request if his or her duties to the corporation also impose duties on, or otherwise involve services by, the director or officer to the plan or to participants in or beneficiaries of the plan. Director or officer includes, unless the context otherwise requires, the estate or personal representative of a director or officer.

      (3) "Disinterested director" means a director who at the time of a vote referred to in subsection (c) of Code Section 14-2-853 or a vote or selection referred to in subsection (b) or (c) of Code Section 14-2-855 or subsection (a) of Code Section 14-2-856 is not:

          (A) A party to the proceeding; or

          (B) An individual who is a party to a proceeding having a familial, financial, professional, or employment relationship with the director whose indemnification or advance for expenses is the subject of the decision being made with respect to the proceeding, which relationship would, in the circumstances, reasonably be expected to exert an influence on the director's judgment when voting on the decision being made.

      (4) "Expenses" includes counsel fees.

      (5) "Liability" means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding.

      (6) "Official capacity" means:

           (A) When used with respect to a director, the office of director in a corporation; and

           (B) When used with respect to an officer, as contemplated in Code
Section 14-2-857, the office in a corporation held by the officer.

      Official capacity does not include service for any other domestic or foreign corporation or any partnership, joint venture, trust, employee benefit plan, or other entity.

      (7) "Party" means an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

      (8) "Proceeding" means any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative and whether formal or informal.

 14-2-851.   Authority to indemnify.

      (a) Except as otherwise provided in this Code section, a corporation may indemnify an individual who is a party to a proceeding because he or she is or was a director against liability incurred in the proceeding if:

           (1) Such individual conducted himself or herself in good faith; and

           (2) Such individual reasonably believed:

               (A) In the case of conduct in his or her official capacity, that such conduct was in the best interests of the corporation;

               (B) In all other cases, that such conduct was at least not opposed to the best interests of the corporation; and

               (C) In the case of any criminal proceeding, that the individual had no reasonable cause to believe such conduct was unlawful.

      (b) A director's conduct with respect to an employee benefit plan for a purpose he or she believed in good faith to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subparagraph (a)(2)(B) of this Code section.

      (c) The termination of a proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this Code section.

      (d) A corporation may not indemnify a director under this Code section:

           (1) In connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct under this Code section; or

           (2) In connection with any proceeding with respect to conduct for which he or she was adjudged liable on the basis that personal benefit was improperly received by him or her, whether or not involving action in his or her official capacity.

14-2-852. Mandatory indemnification.

      A corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.

14-2-853. Advance for expenses.

      (a) A corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because he or she is a director if he or she delivers to the corporation:

           (1) A written affirmation of his or her good faith belief that he or she has met the relevant standard of conduct described in Code Section 14-2-851 or that the proceeding involves conduct for which liability has been eliminated under a provision of the articles of incorporation as authorized by paragraph
(4) of subsection (b) of Code Section 14-2-202; and

           (2) His or her written undertaking to repay any funds advanced if it is ultimately determined that the director is not entitled to indemnification under this part.

      (b) The undertaking required by paragraph (2) of subsection (a) of this Code section must be an unlimited general obligation of the director but need not be secured and may be accepted without reference to the financial ability of the director to make repayment.

      (c) Authorizations under this Code section shall be made:

           (1) By the board of directors:

                (A) When there are two or more disinterested directors, by a majority vote of all the disinterested directors (a majority of whom shall for such purpose constitute a quorum) or by a majority of the members of a committee of two or more disinterested directors appointed by such a vote; or

                (B) When there are fewer than two disinterested directors, by the vote necessary for action by the board in accordance with subsection
      (c) of Code Section 14-2-824, in which authorization directors who do not qualify as disinterested directors may participate; or

           (2) By the shareholders, but shares owned or voted under the control of a director who at the time does not qualify as a disinterested director with respect to the proceeding may not be voted on the authorization.

      14-2-854. Court-ordered indemnification and advances for expenses.

           (a) A director who is a party to a proceeding because he or she is a director may apply for indemnification or advance for expenses to the court conducting the proceeding or to another court of competent jurisdiction. After receipt of an application and after giving any notice it considers necessary, the court shall:

                (1) Order indemnification or advance for expenses if it determines that the director is entitled to indemnification under this part; or

                (2) Order indemnification or advance for expenses if it determines, in view of all the relevant circumstances, that it is fair and reasonable to indemnify the director or to advance expenses to the director, even if the director has not met the relevant standard of conduct set forth in subsections (a) and (b) of Code Section 14-2-851, failed to comply with Code Section 14-2-853, or was adjudged liable in a proceeding referred to in paragraph (1) or (2) of subsection (d) of Code
      Section 14-2-851, but if the director was adjudged so liable, the indemnification shall be limited to reasonable expenses incurred in connection with the proceeding.

           (b) If the court determines that the director is entitled to indemnification or advance for expenses under this part, it may also order the corporation to pay the director's reasonable expenses to obtain court--ordered indemnification or advance for expenses.

      14-2-855.   Determination and authorization of indemnification.

           (a) A corporation may not indemnify a director under Code Section 14-2-851 unless authorized thereunder and a determination has been made for a specific proceeding that indemnification of the director is permissible in the circumstances because he or she has met the relevant standard of conduct set forth in Code Section 14-2-851.

           (b) The determination shall be made:

                (1) If there are two or more disinterested directors, by the board of directors by a majority vote of all the disinterested directors (a majority of whom shall for such purpose constitute a quorum) or by a majority of the members of a committee of two or more disinterested directors appointed by such a vote;

                (2) By special legal counsel:

                     (A) Selected in the manner prescribed in paragraph (1) of this subsection; or

                     (B) If there are fewer than two disinterested directors, selected by the board of directors (in which selection directors who wish do not qualify as disinterested directors may participate); or

                (3) By the shareholders, but shares owned by or voted under the control of a director who at the time does not qualify as a disinterested director may not be voted on the determination.

           (c) Authorization of indemnification or an obligation to indemnify and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if there are fewer than two disinterested directors or if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under subparagraph (b)(2)(B) of this Code section to select special legal counsel.

      14-2-856. Shareholder approved indemnification.

           (a) If authorized by the articles of incorporation or a bylaw, contract, or resolution approved or ratified by the shareholders by a majority of the votes entitled to be cast, a corporation may indemnify or obligate itself to indemnify a director made a party to a proceeding including a proceeding brought by or in the right of the corporation, without regard to the limitations in other Code sections of this part, but shares owned or voted under the control of a director who at the time does not qualify as a disinterested director with respect to any existing or threatened proceeding that would be covered by the authorization may not be voted on the authorization.

           (b) The corporation shall not indemnify a director under this Code section for any liability incurred in a proceeding in which the director is adjudged liable to the corporation or is subjected to injunctive relief in favor of the corporation:

               (1) For any appropriation, in violation of the director's duties, of any business opportunity of the corporation;

               (2) For acts or omissions which involve intentional misconduct or a knowing violation of law;

               (3) For the types of liability set forth in Code Section 14-2-832; or

               (4) For any transaction from which he or she received an improper personal benefit.

         (c) Where approved or authorized in the manner described in subsection
     (a) of this Code section, a corporation may advance or reimburse expenses incurred in advance of final disposition of the proceeding only if:

                (1) The director furnishes the corporation a written affirmation of his or her good faith belief that his or her conduct does not constitute behavior of the kind described in subsection (b) of this Code section; and

                (2) The director furnishes the corporation a written undertaking, executed personally or on his or her behalf, to repay any advances if it is ultimately determined that the director is not entitled to indemnification under this Code section.

     14-2-857.   Indemnification of officers, employees, and agents.

           (a) A corporation may indemnify and advance expenses under this part to an officer of the corporation who is a party to a proceeding because he or she is an officer of the corporation:

                (1) To the same extent as a director; and

                (2) If he or she is not a director, to such further extent as may be provided by the articles of incorporation, the bylaws, a resolution of the board of directors, or contract except for liability arising out of conduct that constitutes:

                     (A) Appropriation, in violation of his or her duties, of any business opportunity of the corporation;

                     (B) Acts or omissions which involve intentional misconduct or a knowing violation of law;

                     (C) The types of liability set forth in Code Section 14-2-832; or

                     (D) Receipt of an improper personal benefit.

           (b) The provisions of paragraph (2) of subsection (a) of this Code section shall apply to an officer who is also a director if the sole basis on which he or she is made a party to the proceeding is an act or omission solely as an officer.

           (c) An officer of a corporation who is not a director is entitled to mandatory indemnification under Code Section 14-2-852, and may apply to a court under Code Section 14-2-854 for indemnification or advances for expenses, in each case to the same extent to which a director may be entitled to indemnification or advances for expenses under those provisions.

           (d) A corporation may also indemnify and advance expenses to an employee or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.

      14-2-858. Insurance.

           A corporation may purchase and maintain insurance on behalf of an individual who is a director, officer, employee, or agent of the corporation or who, while a director, officer, employee, or agent of the corporation, serves at the corporation's request as a director, officer, partner, trustee, employee, or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan, or other entity against liability asserted against or incurred by him or her in that capacity or arising from his or her status as director, officer, employee, or agent, whether or not the corporation would have power to indemnify or advance expenses to him or her against the same liability under this part.

      14-2-859. Application of part.

           (a) A corporation may, by a provision in its articles of incorporation or bylaws or in a resolution adopted or a contract approved by its board of directors or shareholders, obligate itself in advance of the act or omission giving rise to a proceeding to provide indemnification or advance funds to pay for or reimburse expenses consistent with this part. Any such obligatory provision shall be deemed to satisfy the requirements for authorization referred to in subsection
      (c) of Code Section 14-2-853 or subsection (c) of Code Section 14-2-855. Any such provision that obligates the corporation to provide indemnification to the fullest extent permitted by law shall be deemed to obligate the corporation to advance funds to pay for or reimburse expenses in accordance with Code Section 14-2-853 to the fullest extent permitted by law, unless the provision specifically provides otherwise.

           (b) Any provision pursuant to subsection (a) of this Code section shall not obligate the corporation to indemnify or advance expenses to a director of a predecessor of the corporation, pertaining to conduct with respect to the predecessor, unless otherwise specifically provided. Any provision for indemnification or advance for expenses in the articles of incorporation, bylaws, or a resolution of the board of directors or shareholders, partners, or, in the case of limited liability companies, members or managers of a predecessor of the corporation or other entity in a merger or in a contract to which the predecessor is a party, existing at the time the merger takes effect, shall be governed by paragraph (3) of subsection (a) of Code Section 14-2-1106.

           (c) A corporation may, by a provision in its articles of incorporation, limit any of the rights to indemnification or advance for expenses created by or pursuant to this part.

           (d) This part does not limit a corporation's power to pay or reimburse expenses incurred by a director or an officer in connection with his or her appearance as a witness in a proceeding at a time when he or she is not a party.

           (e) Except as expressly provided in Code Section 14-2-857, this part does not limit a corporation's power to indemnify, advance expenses to, or provide or maintain insurance on behalf of an employee or agent.

ARTICLES OF INCORPORATION

         As permitted by the Georgia Business Corporation Code, Post's Charter provides that a director shall not be personally liable to Post or its shareholders for monetary damages for breach of duty of care or other duty as a director, except that such provision shall not eliminate or limit the liability of a director (a) for any appropriation, in violation of his duties, of any business opportunity of Post, (b) for acts or omissions that involve intentional misconduct or a knowing violation of law, (c) for unlawful corporate distributions or (d) for any transaction from which the director derived an improper personal benefit. Post's Charter further provide that if the Georgia Business Corporation Code is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of Post shall be eliminated or limited to the fullest extent permitted by the Georgia Business Corporation Code, as amended.

         Under Article IV of Post's Bylaws and certain agreements entered into by Post, Post is required to indemnify to the fullest extent permitted by the Georgia Business Corporation Code, any individual made a party to a proceeding (as defined in the Georgia Business Corporation Code) because he is or was a director or officer against liability (as defined in the Georgia Business Corporation Code), incurred in the proceeding, if he acted in a manner he believed in good faith to be in or not opposed to the best interests of Post and, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Post is required to pay for or reimburse the reasonable expenses incurred by a director or officer who is a party to a proceeding in advance of final disposition of the proceeding if:

                  (a) Such person furnishes Post a written affirmation of his good faith belief that he has met the standard of conduct set forth above; and

                  (b) Such person furnishes Post a written undertaking, executed personally on his behalf to repay any advances if it is ultimately determined that he is not entitled to indemnification.

The written undertaking required by paragraph (b) above must be an unlimited general obligation of such person but need not be secured and may be accepted without reference to financial ability to make repayment.

         The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in Article VI of Post's Bylaws are not exclusive of any other right which any person may have under any statute, provision of Post's Articles of Incorporation, provision of Post's Bylaws, agreement, vote of shareholders or disinterested directors or otherwise.

         The Partnership Agreement of the Operating Partnership also provides for indemnification of Post, the Operating Partnership's general partner, which is a wholly owned subsidiary of Post (the "General Partner"), and the officers and directors of Post, the General Partner and the Operating Partnership to the same extent indemnification is provided to officers and directors of Post in Post's Charter, and limits the liability of Post, the General Partner and the officers and directors of Post, the General Partner and the Operating Partnership to the Operating Partnership and its partners to the same extent liability of officers and directors of Post to Post and its shareholders is limited under Post's Charter.

         In connection with the formation transactions, Post agreed to indemnify Messrs. Williams and Glover from any exposure to personal liability for or under personal guarantees of certain indebtedness of partnerships of Post aggregating $107,900,000 in principal amount as to which Messrs. Williams and Glover currently have personal liability either directly or as a guarantor of such indebtedness.

         Post's director's and officers are insured against damages from actions and claims incurred in the course of their duties, and Post is insured against expenses incurred in defending lawsuits arising from certain alleged acts of its directors and officers.

ITEM 7.  EXEMPTIONS FROM REGISTRATION CLAIMED

         Inapplicable.

ITEM 8.  EXHIBITS

5           --      Opinion of King & Spalding

23(a)       --      Consent of King & Spalding (included as part of Exhibit 5)

23(b)       --      Consent of PricewaterhouseCoopers LLP

24          --      Power of Attorney (included on page 15)



ITEM 9.  UNDERTAKINGS

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                                (i)  To include any prospectus required by
                                     Section 10(a)(3) of the Securities Act of
                                     1933, as amended (the "Securities Act");

                                (ii) To reflect in the prospectus any facts or
                                     events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                                (iii)To include any material information with
                                     respect to the plan of distribution not
                                     previously disclosed in the Registration
                                     Statement or any material change to such information in the Registration Statement;

                           provided, however, that paragraphs (a)(1)(i) and
                           (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia on the 5th day of January, 2000.


                                      POST PROPERTIES, INC.


                                      By: /s/ John T. Glover
                                          --------------------------------
                                            John T. Glover
                                            President


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John T. Glover, R. Gregory Fox and Sherry W. Cohen and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for such person and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of the 5th day of January, 2000.

                  Signature                          Title


    /s/ John A. Williams                           Chairman of the Board,
    --------------------------------               Chief Executive Officer and a Director
    John A. Williams                               (Principal Executive Officer)



    /s/ John T. Glover                             President, Chief Operating
    --------------------------------               Officer, Treasurer and a Director (Principal
    John T. Glover                                 Financial Officer)


    /s/ Gregory Fox                                Executive Vice President, Chief
    --------------------------------               Accounting Officer
    R. Gregory Fox



    /s/ Arthur M. Blank                            Director
    --------------------------------
    Arthur M. Blank


                                                   Director
    /s/ Herschel M. Bloom
    --------------------------------
    Herschel M. Bloom



    /s/ Russell R. French                          Director
    --------------------------------
    Russell R. French



                                                   Director
    --------------------------------
    Zell Miller



    /s/ Charles E. Rice                            Director
    --------------------------------
    Charles E. Rice



                                                   Director
    --------------------------------
    J. C. Shaw

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia on the 5th day of January, 2000.


                               POST APARTMENT HOMES, L.P.

                               By: Post GP Holdings, Inc., as General Partner


                               By:  /s/ John T. Glover
                                    --------------------------------
                                        John T. Glover, President
                                        (Principal Financial Officer)


                               By:  /s/ R. Gregory Fox
                                    --------------------------------
                                        R. Gregory Fox,
                                        Executive Vice President, Chief
                                        Accounting Officer

                                 EXHIBIT INDEX


Exhibit                                                    Sequentially
  No.                  Exhibit                             Numbered Page
-------                -------                          ------------------

5           --     Opinion of King & Spalding

23(a)       --     Consent of King & Spalding (included as part of Exhibit 5)

23(b)       --     Consent of PricewaterhouseCoopers LLP

24          --     Power of Attorney (included on page 15)